                                                                EXHIBIT 10.21

[LOGO]



                                 PROMISSORY NOTE

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  Principal    Loan Date    Maturity   Loan No  Call  Collateral    Account    Officer  Initials
$8,000,000.00  05-13-1998  06-12-2002                             00700005958    345
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
References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
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
Borrower:   MEGABIOS CORP.          Lender:  Imperial Bank
            863-A Millen Road                Emerging Growth Industries Group
            Burlingame, CA 94010                - Menio Park
                                             226 Airport Parkway
                                             San Jose, CA 95110-1024

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Principal Amount: $8,000,000.00          Initial Rate: 9.000%      Date of Note:
                                                                   May 13, 1998

PROMISE TO PAY. MEGABIOS CORP. ("Borrower") promises to pay to Imperial Bank ("Lender"), of order, in lawful money of the United States of America, the principal amount of Eight Million & 00/100 Dollars ($8,000,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan in accordance with the following payment schedule:

     Disbursements under the Note shall be available through December 31, 1998 ("Draw Period"). During the draw period, interest only shall be due monthly beginning June 12, 1998. On June 30, 1998 and December 31, 1998 the outstanding balance of the disbursements at the end of each period shall be payable monthly in 42 equal payments of principal plus accrued interest beginning July 12, 1998 and January 12, 1999, respectively. All principal and accrued but unpaid interest shall in any event be due and payable on or before June 12, 2002.

The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs and any late charges, then to any unpaid interest, and any remaining amount to principal.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the Imperial Bank Prime Rate (The "Index"). The Prime Rate is the rate announced by Lender as its Prime Rate of interest from time to time. Lender will tell Borrower the current index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each day. The index currently is 8.500%. The interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 0.500 percentage points over the index, resulting in an initial rate of 9.000%. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT; MINIMUM INTEREST CHARGE. In any event, even upon full prepayment of this Note, Borrower understands that Lender is entitled to a minimum interest charge of $250.00. Other than Borrower's obligation to pay any minimum interest charge. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, they will reduce the principal balance due.

LATE CHARGE. If a payment is 10 days or more late. Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (d) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property. Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (e) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender. (f) Any guarantor dies or any of the other events described in this default section occurs with respect to any guarantor of this Note. (g) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the indebtedness is impaired. (h) Lender in good faith deems itself insecure.

If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured (and no event of default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default: (a) cures the default within ten (10) days; or (b) if the cure requires more than ten (10) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon Borrower's failure to pay all amounts declared due pursuant to this section, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, do one or both of the following: (a) increase the variable interest rate on this Note to 5.500 percentage points over the Index, and (b) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased rate). Lender may hire or pay someone else to help collect this
Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also will pay any court costs, in addition to all other sums provided by law. THIS NOTE HAS BEEN DELIVERED TO LENDER AND ACCEPTED BY LENDER IN THE STATE OF CALIFORNIA. IF THERE IS A LAWSUIT, BORROWER AGREES UPON LENDER'S REQUEST TO SUBMIT TO THE JURISDICTION OF THE COURTS OF SANTA CLARA COUNTY, THE STATE OF CALIFORNIA. LENDER AND BORROWER HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER LENDER OR BORROWER AGAINST THE OTHER. (INITIAL HERE /S/[ILLEGIBLE]) THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $25.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. Borrower grants to Lender a contractual possessory security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts.

LINE OF CREDIT. This Note evidences a straight line of credit. Once the total amount of principal has been advanced, Borrower is not entitled to further loan advances. Advances under this Note may be requested orally by Borrower or by an authorized person. All oral requests shall be confirmed in writing on the day of the request. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender's office shown above. The following party or parties are authorized to request advances under the line of credit until Lender receives from Borrower at Lender's address shown above written notice of revocation of their authority: BENJAMIN
F. MCGRAW, III, PRESIDENT/CEO. Borrower agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internet records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (a) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (b) Borrower or any guarantor ceases doing business or is insolvent; (c) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; (d) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender; or (e) Lender in good faith deems itself insecure under this Note or any other agreement between Lender and Borrower.

CREDIT TERMS AND CONDITIONS AGREEMENT. This Note is subject to the provisions of the Credit Terms and Conditions dated May 13, 1998 and all amendments thereto and replacements therefor.

                               PROMISSORY NOTE                           Page 2
                                 (Continued)
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REFERENCE PROVISION.  1.   Other than (i) non-judicial foreclosure and all
matters in connection therewith regarding security interests in real or personal property; or (ii) the appointment of a receiver, or the exercise of other provisional remedies (any and all of which may be initiated pursuant to applicable law), each controversy, dispute or claim between the parties arising out of or relating to this document ("Agreement"), which controversy, dispute or claim is not settled in writing within thirty (30) days after the "Claim Date" (defined as the date on which a party subject to the Agreement gives written notice to all other parties that a controversy, dispute or claim exists), will be settled by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure, or their successor section ("CCP"), which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning this Agreement, including whether such controversy, dispute or claim is subject to the reference proceeding and except as set forth above, the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court in the County where the Real Property, if any, is located or Los Angeles County if none (the "Court"). The referee shall be a retired Judge of the Court selected by mutual agreement of the parties, and if they cannot so agree within forty-five (45) days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Court (or his representative). The referee shall be appointed to sit as a temporary judge, with all of the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule). Each party shall have one peremptory challenge pursuant to CCP 170.6. The referee shall (a) be requested to set the matter for hearing within sixty
(60) days after the Claim Date and (b) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgment shall be entered pursuant to CCP 644 in any court in the State of California having jurisdiction. Any party may apply for a reference proceeding at any time after thirty (30) days following notice to any other party of the nature of the controversy, dispute or claim, by filing a petition for a hearing and/or trial. All discovery permitted by this Agreement shall be completed no later than fifteen (15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken by either party upon seven (7) days written notice, and request for production or inspection of documents shall be responded to within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties. Pending appointment of the referee as provided herein, the Superior Court is empowered to issue temporary and/or provisional remedies, as appropriate.

2. Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties.

3. The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject of the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties hereto expressly reserve the right to findings of fact, conclusions of law, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceedings under this provision.

4. In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the Court, in accordance with the California Arbitration Act, 1280 through 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding.

ADDENDUM TO PROMISSORY NOTE. The attached Addendum dated May 13, 1998 is hereby incorporated and made a part hereof.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:

MERGABIOS CORP.

By:  /s/ Benjamin F. McGraw
   -----------------------------------------
     Benjamin F. McGraw, III, President/CEO

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Variable Rate. Line of Credit.           LASER PRO, Reg. U.S. Pal. & T.M. Off.,
                                      Ver. 3.24b (c) 1998 CFi PRoServices, Inc.
                                         All rights reserved. CA-O20E3.24F3.24a
                                                                    MEGABIOS.LN

               AMENDED ADDENDUM TO CREDIT TERMS AND CONDITIONS
                             DATED MAY 13, 1998
                               MEGABIOS CORP.

This Amended Addendum ("Addendum") is made and entered into as of May 13, 1998, between MEGABIOS CORP. ("Borrower") and IMPERIAL BANK ("Bank"). This Addendum amends and supplements the Credit Terms and Conditions dated May 19, 1995 ("Agreement"). In the event of any inconsistency between the terms herein and the terms of the Agreement, the terms herein shall in all cases govern and control. All capitalized terms herein, unless otherwise defined herein, shall have the meaning set forth in the Agreement. The Addendum dated May 19, 1995 to the Agreement is hereby amended in full to read as follows:

COMMITMENTS

     1. An $8,000,000 Credit Facility for the purchase of capital equipment, tenant improvements, and general corporate purposes.

     2.  Existing $249,999 Term Loan.

TERMS

     1. Draws under the Credit Facility shall be available through 12/31/98, with borrowed amounts converted semi-annually to a 42-month term payout of equal principal amortization plus accrued interest.

     2. Term Loan to be repaid in six equal monthly payments of principal plus accrued interest.

COLLATERAL

     Bank to have a perfected first priority security interest in all corporate assets, excluding leased or financed equipment and patents, copyrights, trademarks, trade secrets, or other intellectual property. The existing Deed of Trust dated 8/15/95 shall be used to secure only the existing $249,999 Term Loan.

BORROWING FORMULA

     1. 100% against invoice price of equipment purchases, less tax, freight, and installation. 100% against invoice price of tenant improvements up to $1,250,000, excluding miscellaneous soft costs. Additionally, up to $4,000,000 of non-invoice supported advances shall be allowed.

     2.  Unavailable for additional borrowings.

PRICING

     1.  Interest Rate:   Prime + 0.5%
         Facility Fee:    $10,000.

     2.  Interest Rate:   Prime + 2.0%
         Facility Fee:    None.

COVENANTS

A.   Measured on a monthly basis unless stated otherwise:

     1) Minimum unrestricted cash and short-term investments not less than the greater of (a) the last two quarters of Net Cash Burn(1) as adjusted on a two quarter rolling average, or (b) 90% of the total principal drawn through 12/31/98.

     2) Minimum Tangible Net Worth of 90% of the total principal drawn through 12/31/98.

         (1) Net Cash Burn shall be defined as the change in cash, short-term investments, and marketable securities for the fiscal quarter then ended less the net new equity received by Borrower for the fiscal quarter then ended. In the event the unrestricted cash plus short-term investments balance drops below the greater of (i) 150% of the total principal drawn through 12/31/98 or (ii) the last four quarters of Net Cash Burn, the Net Cash Burn covenant shall be monitored and adjusted on a monthly basis.

B.   Borrower to provide to Bank:

     1) Unqualified audited financial statements within 90 days after each fiscal year end.

     2) Company prepared quarterly financial statements within 45 days of each fiscal quarter. In the event the unrestricted cash plus short-term investments balance drops below the greater of (i) 150% of the total principal drawn through 12/31/98 or (ii) the last four quarters of Net Cash Burn, financial statements to be provided
         30 days of each month end.

     3)  Compliance Certificate within 30 days of each month end.

     4) Budgets, sales projections, operating plan, or other financial exhibits which Bank may reasonably request.


C.   Other Covenants:

     1) Borrower's primary deposit and operating accounts to be maintained at Bank.

     2)  Borrower shall not without Bank's prior approval:

         a. Enter into any mergers or acquisitions or major debt agreements, except for (i) equipment leases; (ii) contingent obligations of Borrower consisting of guarantees (and other credit support) of the obligations of vendors and suppliers of Borrower in respect of transactions entered into in the ordinary course of business; (iii) indebtedness with respect to capital lease obligations (including leases of real property); (iv) prepaid royalties and deferred revenue in connection with prepaid support services; (v) extensions, renewals, refundings, refinancings, modifications, amendments and restatements of any of the items of permitted indebtedness (i) through (iv) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower.

         b. Pay cash dividends or repurchase stock; provided that Borrower may redeem or repurchase its securities in connection with any agreement between Borrower and any officer, director or employee of Borrower.

         c. Loan money to others; provided, however, this Section C(2)(c) shall not prohibit:

             (i) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business.

             (ii) investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

             (iii) investments (including debt obligations) received in connection with the bankruptcy or reorganization or customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

             (iv) investments consisting of (a) compensation of employees, officers and directors of Borrower so long as the Board of Directors of Borrower determines that such compensation is in the best interests of Borrower, (b) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business, (c) loans to employees, officers or directors relating to the purchase of equity securities of Borrower, and (d) other loans to officers and employees approved by the Board of Directors.

             Provided that immediately before and after giving effect thereto
             (i) no event of default has occurred and is continuing or will exist or result therefrom and (ii) unrestricted cash balances exceed $15,000,000, Bank's prior approval shall not be required for actions contained in this Section C(2).

     3)  Without Bank's prior written approval, Borrower shall not:

         a.  Hypothecate existing assets, except for the following Permitted
             Liens:

             (i)    liens for taxes not delinquent;

             (ii)   liens in Bank's favor;

             (iii)  liens existing as of the closing date;

             (iv) liens securing capital lease obligations on assets subject to such capital leases;

             (v) liens on equipment leased by Borrower pursuant to an operating lease (including sale-leaseback transactions) in the ordinary course of business (including proceeds thereof and accessions thereto) incurred solely for the purpose of financing the lease of such equipment (including liens arising from UCC financing agreements regarding leases permitted by this Addendum;

             (vi) liens arising from judgments, decrees or attachments to the extent and only so long as such judgment, decree or attachment has not caused or resulted in an Event of Default;

             (vii) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar liens affecting real property not interfering in any material respect with the ordinary conduct of business of Borrower;

             (viii) liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

             (ix) liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor deposit accounts or other funds maintained with a creditor depository institution;

             (x) liens, not otherwise permitted, which liens do not in the aggregate exceed $150,000 at any time;

             (xi)   liens securing permitted indebtedness; and

             (xii) liens incurred in connection with the extension, renewal, or refinancing of the indebtedness secured by liens of the type described in clauses (i) through (xi) above; provided, however, that any extension, renewal or replacement liens shall be limited to property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

         b.  Guarantee loans of others.

     4) Borrower shall notify Bank in writing of any legal action commenced against it which may result in damages over $100,000 as not covered by Borrower's general liability insurance. Borrower shall provide Bank with such notice immediately upon Borrower's receipt of notice of such legal action.

     5) Borrower shall provide Bank proof of insurance on all tangible corporate assets and a Lender's Loss Payable Clause with Bank as loss payee as its interests appear.

GOVERNING LAW; JUDICIAL REFERENCE

     1. GOVERNING LAW. This Agreement shall be deemed to have been made in the State of California and the validity, construction, interpretation, and enforcement hereof, and the rights of the parties hereto, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law.

     2.  JUDICIAL REFERENCE.

         a) Other than (i) nonjudicial foreclosure and all matters in connection therewith regarding security interests in real or personal property; or (ii) the appointment of a receiver, or the exercise of other provisional remedies (any and all of which may be initiated pursuant to applicable law), each controversy, dispute or claim between the parties arising out of or relating to this Agreement, the General Security Agreement, any note executed by Borrower in connection with this transaction and any other document executed by Borrower in connection with any loans by Bank to Borrower ("Loan Documents"), which controversy, dispute or claim is not settled in writing within thirty (30) days after the "CLAIM DATE" (defined as the date on which a party subject to any Loan Document gives written notice to all other parties that a controversy, dispute or claim exists), will be settled by a reference proceeding in California in accordance with the provisions of Section 638 ET SEQ. of the California Code of Civil Procedure, or their successor section ("CCP"), which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning any Loan Document, including whether such controversy, dispute or claim is subject to the reference proceeding and except as set forth above, the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court in the County where the Real Property, if any, is located or Los Angeles County if none (the "COURT"). The referee shall be a retired Judge of the Court selected by mutual agreement of the parties, and if they cannot so agree within forty-five (45) days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Court (or his representative). The referee shall be appointed to sit as a temporary judge, with all of the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule). Each party shall have one peremptory challenge pursuant to CPP Section 170.6. The referee shall (a) be requested to set the matter for hearing within sixty
(60) days after the claim date and (b) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgment shall be entered pursuant to CCP Section 644 in any court in the State of California having jurisdiction. Any party may apply for a reference proceeding at any time after thirty (30) days following notice to any other party of the nature of the controversy, dispute or claim, by filing a petition for a hearing and/or trial. All discovery permitted by this Agreement shall be completed no later than fifteen (15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken by either party upon seven (7) days written notice, and request for production or inspection of documents shall be responded to within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties. Pending appointment of the referee as provided herein, the Superior Court is empowered to issue temporary and/or provisional remedies, as appropriate.

         b) Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter except that when any party so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties.

     c) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject of the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties hereto expressly reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

     d) In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the Court, in accordance with the California Arbitration Act, Section 1280 through Section 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding.

MEGABIOS CORP.

By: /s/ Benjamin F. McGraw
    -----------------------------------
        Benjamin F. McGraw, III

Title: Chairman, President & CEO
       --------------------------------

By: -----------------------------------

Title: --------------------------------


IMPERIAL BANK

By: /s/ David Sousa
    -----------------------------------

Title:  AVP
       --------------------------------

                  Amendment to Credit Terms and Conditions

This Amendment ("Amendment") dated as of May 13, 1998 amends that certain Credit Terms and Conditions dated June 2, 1995 ("Credit Terms and
Conditions") with attached addendum dated May 19, 1995 (herein referred to as "Addendum" and together with the Credit Terms and Conditions the "Agreement"), by and between Imperial Bank ("Bank") and Megabios Corp. ("Borrower") as follows:

1. The last paragraph of the Credit Terms and Conditions is hereby amended in full to read as follows:

     "See Addendum, as may be amended or replaced from time to time, attached hereto and incorporated herein by this reference for additional terms. In the event of a conflict between this Agreement and the Addendum, the terms in the Addendum prevail."

2.   Except as provided above, the Agreement remains unchanged.

3. This Amendment is effective as of May 13, 1998, and the parties hereby confirm that the Agreement as amended is in full force and effect.


MEGABOIS CORP.

By: /s/ Benjamin F. McGraw
    -----------------------------------

Name: Benjamin F. McGraw, III
      ---------------------------------

Title: Chairman, President & CEO
       --------------------------------


IMPERIAL BANK

By: /s/ David Sousa
    -----------------------------------

Name: David Sousa
      ---------------------------------

Title:  AVP
       --------------------------------

                       ADDENDUM TO PROMISSORY NOTE

     This Addendum dated May 13, 1998 ("Addendum") is made and entered into by and between Imperial Bank ("Bank") and Megabios Corp. ("Borrower"). This Addendum amends and supplements that certain Promissory Note date May 13, 1998 ("Note") between Bank and Borrower. In the event of any inconsistency between the terms herein and the terms of the Note, the terms herein shall in all cases govern and control. All capitalized terms herein, unless otherwise defined herein, shall have the meaning set forth in the Note.

1. The section of the Note entitled "DEFAULT" is hereby amended in full to read as follows:

     "Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment within five days when due. (b) Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note or in any other agreement or loan Borrower has with Lender which is not cured within 30 days. (c) Any representation or statement made or furnished to Lender by Borrower is false or misleading in any material respect either now or at the time made or furnished. (d) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower which is not cured or dismissed within 30 days under any bankruptcy or insolvency laws. (e) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender. (f) Any guarantor does or any of the other events described in this default section occurs with respect to any guarantor of this Note. (g) A material adverse change occurs in Borrower's financial condition."

2. The sentence following the "*" in the section of the Note entitled "LENDERS RIGHTS" is hereby amended to read as follows:

     "This includes, subject to any limits under applicable law, Lender's reasonable attorneys' fees and Lender's reasonable legal expenses whether or not there is a lawsuit, including reasonable attorney's fees and reasonable legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services."

3. The section of the Note entitled "LINE OF CREDIT" is hereby amended in full to read as follows:

     "This Note evidences a straight line of credit. Once the total amount of principal has been advanced, Borrower is not entitled to further loan advances. Advances under this Note may be requested orally by Borrower or by an authorized person. All oral requests shall be confirmed in writing on the day of the request. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender's office shown above. The following party or parties are authorized to request advances under the line of credit until Lender receives from Borrower at Lender's address shown written notice of revocation of their authority: BENJAMIN F. MCGRAW, III, PRESIDENT/CEO. Borrower agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person or (b) credited to any Borrower's accounts with Lender in accordance with the instructions of an authorized person. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (a) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender and such default is continuing and has not been cured within the stated cure periods, including any agreement made in connection with the signing of this Note; (b) Borrower or any guarantor ceases doing business or is insolvent; (c) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; or (d) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender."

4.   Except as provided above, the Note remains unchanged.

5. This Amendment is effective as of May 13, 1998 and the parties hereby confirm that the Note as amended is in full force and effect.


Megabios Corp.

By: /s/ Benjamin F. McGraw, III
    ----------------------------------

Title: Chairman, President & CEO
       -------------------------------


Imperial Bank

By: /s/ David Sousa
    ----------------------------------

Title: AVP
       -------------------------------